UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: March 27, 2014
(Date of earliest event reported: March 24, 2014)

Revlon, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-11178	13-3662955
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

237 Park Avenue New York, New York	10017
(Address of Principal Executive Offices)	(Zip Code)

(212) 527-4000
(Registrant’s telephone number, including area code)

None
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e).	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed on a Current Report on Form 8-K that Revlon, Inc. (together with its subsidiaries, the “Company”) filed with the SEC on February 25, 2014, Chris Elshaw, the Company’s former Executive Vice President and Chief Operating Officer, left the Company effective on such date. In connection with such departure, in addition to those benefits provided for in his employment agreement, the Company agreed that Mr. Elshaw will be paid the following installments of his previously-granted long-term incentive compensation plan (“LTIP”) awards: (i) the final installment of his 2011 LTIP award in the amount of $163,333; (ii) the second installment of his 2012 LTIP award in the amount of $175,000; and (iii) the first installment of his target Transitional LTIP award in the amount of $125,000. Such payments will be made no earlier than August 24, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REVLON, INC.

	By:	/s/ Lucinda K. Treat
Lucinda K. Treat
Executive Vice President and General Counsel

March 27, 2014